UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 29, 2014

Entegra Financial Corp.

(Exact name of registrant as specified in its charter)

North Carolina	001-35302	45-2460660
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 One Center Court, Franklin, North Carolina 28734

(Address of principal executive offices) (Zip Code)

(828) 524-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events

On December 29, 2014, after receiving regulatory approval, Entegra Financial Corp. (the “Company”) brought current the interest payments due on the Company’s indebtedness under $14.4 million of junior subordinated debentures related to its trust preferred securities, which were issued through its trust affiliate, Macon Capital Trust I. In addition, the Company notified the trustee of the trust preferred securities that it was ending its deferral of interest payments and would resume making quarterly interest payments beginning with the payment due on December 30, 2014. However, such future payments remain subject to regulatory approval. The Company had previously accrued for such deferred interest in its consolidated financial statements, and therefore; the payment had no material impact on regulatory capital, book value, or net income.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is filed herewith:

Item	Description

99.1	Press Release dated December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEGRA FINANCIAL CORP.

Date: December 31, 2014	By:	/s/ David A. Bright
David A. Bright
Chief Financial Officer

Exhibit Index

99.1	Press Release dated December 31, 2014